Exhibit 23.2


            Consent of Independent Registered Public Accounting Firm



We consent to the incorporation by reference in the Registration Statement on Form S-8 of MainSource Financial Group, Inc. (No. 33-45395) of our report, dated March 10, 2005, with respect to MainSource Financial Group, Inc. management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which report is included in this amended annual report on Form 10-K/A of MainSource Financial Group, Inc. for the year ended December 31, 2004.



                                                  Crowe Chizek and Company LLC

April 5, 2005
Indianapolis, Indiana